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                                                                    EXHIBIT 10.4

                           NON-SOLICITATION AGREEMENT
                           --------------------------


              AGREEMENT dated as of April 5, 1995, by and among Baxter Healthcare Corporation, a Delaware corporation ("Baxter"), and Free Radical Sciences, Inc., a Delaware corporation ("FRS").

              WHEREAS, FRS and Clintec Nutrition Company ("Clintec"), an Illinois general partnership, have entered into a Contribution Agreement dated as of the date hereof (the "Contribution Agreement") whereby Clintec is contributing certain assets to FRS; and

              WHEREAS, Baxter is a General Partner of Clintec; and

              WHEREAS, in order to protect the assets to be contributed to FRS under the terms of the Contribution Agreement, FRS and Clintec have agreed that the obligations of FRS to consummate the transactions contemplated by the Contribution Agreement are subject to the condition, among others, that FRS and Baxter shall have entered into this Agreement; and

              WHEREAS, in order to induce FRS to consummate the transactions contemplated by the Contribution Agreement, Baxter is willing to enter into this Agreement;

              NOW THEREFORE, in consideration of the promises and the covenants set forth herein, the parties agree as follows:

              1. NO SOLICITATION. Baxter and FRS hereby agree that for a period of five (5) years from the date hereof, Baxter and its subsidiaries will not, directly or indirectly, recruit, solicit or otherwise induce any technical, professional or managerial employee of FRS to discontinue such employment with FRS. Baxter and FRS further agree that for a period of five (5) years from the date of this Agreement, Baxter and its subsidiaries and divisions will not hire any employee of FRS. Notwithstanding the foregoing, nothing herein shall prevent Baxter and its subsidiaries from (i) hiring any employee of FRS who was discharged by FRS, or (ii) hiring any employee of FRS who quit that employment without inducement by Baxter and its subsidiaries.

              2. REMEDIES. The parties to this Agreement agree that (i) if Baxter breaches any provision of this Agreement, the damage to FRS will be substantial, although difficult to ascertain, and money damages will not afford FRS an adequate remedy, and (ii) if Baxter is in breach of this Agreement, or threatens a breach of this Agreement, FRS shall be entitled, in addition to all other rights and remedies as may be provided by law, to specific


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         performance, injunctive and other equitable relief to prevent, restrain or remedy a breach of this Agreement.

              3. WAIVERS. FRS shall not be deemed, as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time or for any other reason: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement provided that such rights or remedies are enforced by legal action within two (2) years after the act, delay, failure, omission, forbearance or other indulgence, or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement or any of the other similar agreements with Baxter, unless such waiver, modification, amendment, change, termination, rescission, or supersession is expressed in writing and signed by a duly authorized officer of FRS. No single or partial exercise by FRS of any right or remedy under this Agreement will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which it is given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against Baxter under similar agreements with FRS. No notice to or demand on Baxter in any instance will entitle Baxter to any other or future notice or demand in similar or other circumstances.

              4. SUCCESSORS & ASSIGNS. This Agreement, shall be binding upon Baxter and its subsidiaries and FRS and their respective successors and assigns. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

              5. NOTICES. Notices or demands relating to this Agreement shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows, or telexed, telecopied or delivered by overnight or other courier:

              If to Baxter:       Baxter Healthcare Corporation
                                  One Baxter Parkway
                                  Deerfield, IL 60015
                                  Attn: General Counsel
                                  Facsimile: (708) 948-4266


              with a copy to:     Bell, Boyd & Lloyd
                                  Three First National Plaza
                                  70 West Madison Street
                                  Chicago, IL  60602
                                  Attn:  Paul Strasen, Esq.
                                  Facsimile:  (312) 372-2098


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              If to FRS:          Free Radical Sciences, Inc.
                                  245 First Street
                                  14th Floor
                                  Cambridge, MA  02142
                                  Attention:  Chief Executive Officer
                                  Facsimile:  (617) 374-1202

              with a copy to:     Palmer & Dodge
                                  One Beacon Street
                                  Boston, MA 02108
                                  Attention: Michael Lytton, Esq.
                                  Facsimile: (617) 227-4420

              6. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together singed by all of the parties hereto.

              7. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

              8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of the Commonwealth of Massachusetts of any other jurisdiction.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       BAXTER HEALTHCARE CORPORATION


                                       By:     /s/ David N. Jonas
                                          -------------------------------
                                       Name:   David N. Jonas
                                       Title:  Vice President, Strategic
                                               Initiatives

                                       FREE RADICAL SCIENCES, INC.


                                       By:     /s/ Gary W. Pace
                                          -------------------------------
                                       Name:   Gary W. Pace
                                       Title:




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